Exhibit 99.1

January 21, 2004

Tetra Tech Reports First Quarter 2004 Results

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK) today announced first quarter results for fiscal year 2004.  Gross revenue for the quarter ended December 28, 2003 was $337.1 million, up 44.6% from gross revenue of $233.1 million for the same quarter last year.  Revenue, net of subcontractor costs(1), for the quarter was $241.7 million, up 33.6% from $181.0 million a year ago.  Income from operations for the quarter was $23.9 million, 39.8% more than the $17.1 million for last year’s first quarter.  Net income for the quarter was $12.9 million, up 41.6% from $9.1 million a year ago.  Diluted earnings per share were 23 cents compared to 17 cents for the previous year, a 35.3% increase.

For the first quarter of fiscal 2004, guidance for diluted earnings per share was 22 to 24 cents, and for revenue, net of subcontractor costs, was $220 million to $235 million.

Summary of Financial Results:

($ in thousands, except per share data)

	First Quarter Ended
	Dec. 28, 2003	Dec. 29, 2002
Gross Revenue	$337,102	$233,080
Revenue, Net of Subcontractor Costs(1)	241,705	180,982
Income from Operations

23,941

17,123

Net Income	12,942	9,139
EPS - Basic	0.24	0.17
EPS - Diluted	0.23	0.17

Basic Shares Outstanding	54,269	53,286
Diluted Shares Outstanding	57,395	55,005

(1) The former net revenue financial statement caption has been changed to revenue, net of subcontractor costs.  This change has not affected the amount or the methodology used to calculate this amount.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of material corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Tetra Tech’s fiscal year 2004 guidance remains unchanged.  Tetra Tech expects diluted earnings per share for the second quarter of 2004 to be approximately 25 cents.  Revenue, net of subcontractor costs, for that quarter is expected to range from approximately $240 million to $250 million.

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With nearly 9,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

Investors will have the opportunity to access a live audio-visual webcast concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on January 22, 2004 at 8:00 a.m. (PST)

CONTACT: Li-San Hwang, CEO, or Mike Bieber, Investor Relations, (626) 351-4664

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  acquisition strategy risks; fluctuations in quarterly operating results and stock price; the impact of downturns in the financial markets on clients; management of growth strategy; credit risks associated with commercial clients; the consolidation of client base; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws and regulations; concentration of revenues from agencies of the Federal government and reductions in spending by these agencies; audit of contracts with governmental agencies; losses under fixed-price contracts or termination of contracts at the client’s discretion; backlog cancellation or adjustment; inability to find qualified subcontractors; competition; risks of professional and other liabilities; conflict of interest issues; and foreign currency fluctuations.  The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Tetra Tech’s most recent reports on Form 10-Q and Form 10-K, each as it may be amended from time to time.  Tetra Tech’s results of operations for the fiscal quarter ended December 28, 2003 are not necessarily indicative of Tetra Tech’s operating results for any future periods.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Such information speaks only as of the date of this release.

TETRA TECH, INC.

Statement of Operating Information
($ in thousands, except per share data)

	QUARTER ENDED
	DECEMBER 28, 2003	DECEMBER 29, 2002	% CHANGE
	(UNAUDITED)	(UNAUDITED)

Gross Revenue	$337,102	$233,080	44.6
Subcontractor Costs	95,397	52,098	83.1

Revenue, Net of Subcontractor Costs(1)	241,705	180,982	33.6

Other Contract Costs(1)	193,846	143,374	35.2

Gross Profit	47,859	37,608	27.3

Selling, General and Administrative Expenses	23,918	20,485	16.8

Income from Operations	23,941	17,123	39.8

Interest Expense	2,401	2,193	9.5
Interest Income	29	301	(90.4)

Net Interest	2,372	1,892	25.4

Income Before Income Tax Expense	21,569	15,231	41.6

Income Tax Expense	8,627	6,092	41.6

Net Income	$12,942	$9,139	41.6

Earnings Per Share - Diluted	$0.23	$0.17	35.3

Average Shares Outstanding - Diluted	57,395	55,005	4.3

Percentage of Revenue, Net of Subcontractor Costs
Revenue, Net of Subcontractor Costs	100.0%	100.0%

Other Contract Costs	80.2%	79.2%

Gross Profit	19.8%	20.8%

Selling, General and Administrative Expenses	9.9%	11.3%

Income from Operations	9.9%	9.5%

Net Interest	1.0%	1.0%

Income Before Income Tax Expense	8.9%	8.4%

Income Tax Expense	3.6%	3.4%

Income Before Cumulative Effect of Accounting Change	5.4%	5.0%

Cumulative Effect of Accounting Change	0.0%	0.0%

Net Income	5.4%	5.0%

(1)           The former Net Revenue and Cost of Net Revenue financial statement captions have been changed to Revenue, Net of Subcontractor Costs and Other Contract Costs, respectively. This change has not affected the respective amounts or the methodology used to calculate these amounts.

TETRA TECH, INC.

PRELIMINARY BALANCE SHEET INFORMATION
($ in thousands, except share data)

	DECEMBER 28, 2003	SEPTEMBER 28, 2003
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$23,868	$33,164
Accounts Receivable - Net	189,184	167,717
Unbilled Receivables - Net	169,424	164,818
Contract Retentions	4,838	4,286
Prepaid Expenses and Other Current Assets	27,458	26,037
Income Taxes Receivable	28,189	20,825
Total Current Assets	442,961	416,847

PROPERTY AND EQUIPMENT:
Equipment, Furniture and Fixtures	86,061	84,133
Leasehold Improvements	10,619	10,123
Total	96,680	94,256
Accumulated Depreciation and Amortization	(55,779)	(53,469)
PROPERTY AND EQUIPMENT - NET	40,901	40,787

GOODWILL - NET	210,792	210,792

INTANGIBLE AND OTHER ASSETS - NET	25,342	25,054

TOTAL ASSETS	$719,996	$693,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$90,508	$93,265
Accrued Compensation	38,850	46,743
Billings in Excess of Costs on Uncompleted Contracts	20,233	16,307
Other Current Liabilities	26,919	26,562
Deferred Income Taxes	29,390	28,992
Current Portion of Long-Term Obligations	25,079	11,597
Total Current Liabilities	230,979	223,466

LONG-TERM OBLIGATIONS	108,606	107,463

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock - Authorized, 2,000,000 Shares of $.01 Par Value; None Issued and Outstanding	—	—
Exchangeable Stock of a Subsidiary	13,239	13,239
Common stock - Authorized, 85,000,000 Shares of $.01 Par Value; Issued and Outstanding 54,452,120 and 54,089,704 Shares at December 28, 2003 and September 28, 2003, Respectively	545	541
Additional Paid-In Capital	221,484	216,908
Accumulated Other Comprehensive Loss	(49)	(387)
Retained Earnings	145,192	132,250
Total Stockholders’ Equity	380,411	362,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$719,996	$693,480

TETRA TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

	Three Months Ended
	DECEMBER 28, 2003	DECEMBER 29, 2002
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,942	$9,139

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,454	3,315
Deferred income taxes	398	—
Provision for losses on receivables	819	770
Loss on disposal of property and equipment	52	—

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(22,271)	(8,374)
Unbilled receivables	(4,620)	9,690
Contract retentions	(552)	131
Prepaid expenses and other assets	(2,348)	(4,444)
Accounts payable	(2,757)	(12,121)
Accrued compensation	(7,893)	(5,014)
Billings in excess of costs on uncompleted contracts	3,926	2,989
Other current liabilities	513	2,537
Income taxes receivable/payable	(5,985)	(653)
Net Cash Used In Operating Activities	(23,322)	(2,035)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,319)	(1,705)
Proceeds on sale of property and equipment	424	—
Net Cash Used In Investing Activities	(3,895)	(1,705)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(17,698)	(182)
Proceeds from borrowings under long-term obligations	32,324	—
Proceeds from issuance of common stock	3,201	176
Net Cash Provided By (Used In) Financing Activities	17,826	(6)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	95	71

NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,296)	(3,675)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	33,164	46,345

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,868	$42,670

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,359	$4,128
Income taxes, net of refunds received	$14,109	$6,746